MOODY’S CORPORATION DELIVERS EXCEPTIONAL RESULTS FOR SECOND QUARTER 2026
NEW YORK, NY - July 22, 2026 - Moody's Corporation (NYSE: MCO) today announced results for the second quarter 2026 and updated select metrics within its outlook for full-year 20261.
“Moody's delivered exceptional results in the second quarter, reflecting both strong execution and the growing importance of trusted, decision-grade intelligence in an increasingly complex world. As capital markets evolve, funding needs grow, risks become more interconnected, and AI transforms workflows, customers are turning to us to make consequential decisions with greater confidence. As these forces reshape markets and institutions, Moody's is well positioned at the intersection of risk, data, analytics and technology.”

— Rob Fauber, President and Chief Executive Officer, Moody’s Corporation

Second Quarter 2026 Highlights
•MCO revenue of $2.2 billion increased 15% from the prior-year period, and 16% on an organic constant currency2 basis.
•MCO’s operating margin was 47.9%; MCO’s Adjusted Operating Margin2 expanded by 440 bps to 55.3%.
•Diluted EPS up 57% and Adjusted Diluted EPS2 up 31% from the prior-year period, driven by strong revenue growth and operating leverage.
•Year-to-date operating cash flow of $1,718 million up 32%; Free Cash Flow2 of $1,532 million up 34%.
•Repurchased approximately $2.2 billion of shares year-to-date and raised full-year repurchase guidance to up to $3.0 billion¹.
•Reaffirmed guidance for full-year 2026 MCO revenue growth1 in the high-single digit percent range and narrowed Adjusted Diluted EPS1 guidance range to $16.50 to $17.00.

Second Quarter 2026 Financial Results
The following table summarizes the key financial performance measures for the second quarter of 2026.

	Three Months Ended June 30,
Amounts in millions, except percentages and per share amounts	2026	2025	% Change
MCO Revenue	$2,185	$1,898	15%
MCO Operating Margin	47.9%	43.1%	480 bps
MCO Adjusted Operating Margin[2]	55.3%	50.9%	440 bps
MCO Diluted EPS	$5.03	$3.21	57%
MCO Adjusted Diluted EPS[2]	$4.68	$3.56	31%
MA Revenue	$925	$888	4%
MA Organic Constant Currency Revenue[2]	$920	$852	8%
MA ARR[3]	$3,661	$3,372	9%
MA Adjusted Operating Margin	33.6%	32.1%	150 bps
MIS Revenue	$1,260	$1,010	25%
MIS Transactional Revenue	$891	$663	34%
MIS Adjusted Operating Margin	68.3%	64.2%	410 bps

[1] Guidance as of July 22, 2026. Refer to page 5 for table of all items for which the Company provides guidance and page 7 for disclosure regarding the assumptions used by the Company with respect to its guidance.
[2] Refer to the tables at the end of this press release for reconciliations of the non-GAAP adjusted and organic constant currency measures to U.S. GAAP.
[3] Refer to Table 10 at the end of this press release for the definition of and further information on the Annualized Recurring Revenue (ARR) metric.

SECOND QUARTER 2026 SEGMENT RESULTS
Moody’s Analytics (MA)
•Revenue increased 4% compared to the prior-year period. Foreign currency translation favorably impacted revenue by 1%. Revenue increased by 8% on an organic constant currency2 basis.
•Recurring revenue increased 7% year-over-year, or 9% on an organic constant‑currency2 basis, and represented 99% of total MA revenue.
•Transactional revenue declined 72% year-over-year, primarily reflecting the impact of the Learning Solutions divestiture.
•ARR3 increased 9% year-over-year to $3.7 billion, led by Decision Solutions, which increased 10% year-over-year.

The following table summarizes MA revenue, revenue growth and organic constant currency2 revenue growth by line of business, and recurring revenue for the second quarter of 2026.

	Three Months Ended June 30,		% Change
Amounts in millions, except percentages	2026	2025	Revenue	Organic Constant Currency[2]
Decision Solutions
Banking	$119	$138	(14)%	17%
Insurance	$183	$168	9%	9%
KYC	$121	$107	13%	11%
Total Decision Solutions	$423	$413	2%	12%
Research and Insights	$256	$249	3%	2%
Data and Information	$246	$226	9%	8%
Total MA Revenue	$925	$888	4%	8%

Total MA Recurring Revenue	$915	$852	7%	9%

The following table summarizes MA ARR3 and ARR growth by line of business as of June 30, 2026.

Amounts in millions, except percentages	June 30, 2026	Growth
Decision Solutions
Banking	$420	10%
Insurance	723	9%
KYC	478	13%
Total Decision Solutions	1,621	10%
Research and Insights	1,037	6%
Data and Information	1,003	8%
Total MA ARR	3,661	9%

Moody’s Investors Service (MIS)
•MIS delivered $1.3 billion in revenue, up 25% year-over-year, driven by broad based strength across all lines of business.
•Corporate Finance revenue growth was led by strong Investment Grade activity and an increase in Leveraged Finance issuance.
•Structured Finance revenue growth was primarily supported by increases in ABS, RMBS and covered bond issuance.
•Financial Institutions revenue growth was driven by increased activity from banking issuers, as well as growth in fund finance and private credit.
•Public, Project and Infrastructure Finance revenue growth was driven by issuance activity related to data centers and the broader buildout of technology infrastructure.
•Foreign currency translation had an immaterial impact on MIS revenue.

The following table summarizes MIS revenue and revenue growth by line of business and the split between recurring and transaction revenue for the second quarter of 2026.

	Three Months Ended June 30,
Amounts in millions, except percentages	2026	2025	% Change
Corporate Finance	$651	$512	27%
Structured Finance	$151	$135	12%
Financial Institutions	$222	$191	16%
Public, Project and Infrastructure Finance	$224	$162	38%
Total ratings revenue	$1,248	$1,000	25%
MIS Other	$12	$10	20%
Total MIS	$1,260	$1,010	25%

Total MIS Recurring Revenue	$369	$347	6%
Total MIS Transaction Revenue	$891	$663	34%

The following table summarizes changes in MIS revenue, transaction revenue and rated issuance volume for the second quarter of 2026.

	Three Months Ended June 30, 2026
% Change	Revenue	Transaction Revenue	Rated Issuance Volume
Investment Grade	31%		17%
High Yield	33%		23%
Leveraged Loans	50%		53%
Corporate Finance	27%	35%	31%
Structured Finance	12%	19%	43%
Financial Institutions	16%	25%	29%
Public, Project and Infrastructure Finance	38%	52%	44%
Total MIS	25%	34%	33%

SECOND QUARTER 2026 OPERATING EXPENSES AND MARGIN
•Operating expenses grew 5% compared to the prior-year period, driven by higher incentive compensation and increased costs to support operating growth. Expense growth was moderated by the impact of recent business divestitures and disciplined cost management.
•MCO operating margin was 47.9%. MCO adjusted operating margin2 expanded by 440 bps to 55.3%.
•MA adjusted operating margin was 33.6%, up 150 bps from the prior-year period, reflecting strong revenue performance and continued cost discipline.
•MIS adjusted operating margin was 68.3%, up 410 bps from the prior-year period, underscoring the significant operating leverage of the business.
•Foreign currency translation had an immaterial impact on MCO operating and adjusted operating margins2.

CAPITAL RETURN
•Moody’s returned approximately $2.5 billion to shareholders in the first half of 2026, consisting of approximately $2.2 billion in share repurchases and $365 million in dividends.
•On July 21, 2026, the Moody’s Board of Directors declared a regular quarterly dividend of $1.03 per share of MCO Common Stock. The dividend will be payable on September 4, 2026, to shareholders of record at the close of business on August 14, 2026.

OUTLOOK
Moody’s updated outlook for full year 2026, as of July 22, 2026, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. For a complete list of these assumptions, please refer to “Assumptions” on page 7 of this earnings release.

Full Year 2026 Moody's Corporation Guidance as of July 22, 2026
Moody's Corporation (MCO)	Last Publicly Disclosed Guidance	Current Guidance
Revenue	Increase in the high-single-digit percent range	NC
Operating Expenses	Increase in the mid-single-digit percent range	NC
Operating Margin	Approximately 45%	44% to 45%
Adjusted Operating Margin (1)	52% to 53%	NC
Interest Expense, Net	$220 to $240 million	NC
Non-operating (Expense)/Income (2)	$70 to $90 million	NC
Effective Tax Rate	23% to 25%	NC
Diluted EPS	$16.00 to $16.60	$16.00 to $16.50
Adjusted Diluted EPS (1)	$16.40 to $17.00	$16.50 to $17.00
Operating Cash Flow	$3.25 to $3.45 billion	$3.15 to $3.35 billion
Free Cash Flow (1)	$2.8 to $3.0 billion	$2.7 to $2.9 billion
Share Repurchases	Approximately $2.5 billion (subject to available cash, market conditions, M&A opportunities and other ongoing capital allocation decisions)	Up to $3.0 billion (subject to available cash, market conditions, M&A opportunities and other ongoing capital allocation decisions)
Moody's Analytics (MA)	Last Publicly Disclosed Guidance	Current Guidance
MA Revenue	Increase in the mid-single-digit percent range	NC
MA Organic Constant Currency Revenue (3)	Increase in the high-single-digit percent range	NC
ARR (4)	Increase in the high-single-digit percent range	NC
MA Adjusted Operating Margin	34% to 35%	NC
Moody's Investors Service (MIS)	Last Publicly Disclosed Guidance	Current Guidance
MIS Revenue	Increase in the high-single-digit percent range	NC
MIS Adjusted Operating Margin	Approximately 65%	NC
NC - There is no difference between the Company’s current guidance and the last publicly disclosed guidance for this item.
Note: All current guidance as of July 22, 2026.
(1) These metrics are adjusted measures. See below for reconciliation of these measures to their comparable U.S. GAAP measure.
(2) Non-operating expense includes net interest expense. Also included is the pre-tax gain on the divestiture of the MA Regulatory Solutions business recorded in the second quarter of 2026 and the forecasted contingent gain related to the transaction in the second half of 2026.
(3) Refer to Table 9 within this earnings release for the definition of organic constant currency revenue. See below for reconciliation of this measure to its comparable U.S. GAAP measure.
(4) Refer to Table 10 within this earnings release for the definition of and further information on the ARR metric.

The following are reconciliations of the Company's adjusted forward-looking measures to their comparable U.S. GAAP measure. Refer to Table 7 and Table 11 for more details on the rationale for the excluded items below:

Projected for the Year Ended December 31, 2026
Operating margin guidance	44% to 45%
Depreciation and amortization	Approximately 6%
Restructuring	Approximately 1.5%
Reserve for international non-income tax obligation	Approximately 0.5%
Duplicate rent - NY HQ (5)	Negligible
Adjusted Operating Margin guidance	52% to 53%

Projected for the Year Ended December 31, 2026
Operating cash flow guidance	$3.15 to $3.35 billion
Less: Capital expenditures (6)	Approximately $450 million
Free Cash Flow guidance	$2.7 to $2.9 billion

Projected for the Year Ended December 31, 2026
Diluted EPS guidance	$16.00 to $16.50
Acquisition-related intangible amortization	Approximately $0.90
Restructuring	Approximately $0.50
Reserve for international non-income tax obligation	Approximately $0.25
Duplicate rent - NY HQ (5)	Approximately $0.10
Gain on business divestitures	Approximately ($1.25)
Adjusted Diluted EPS guidance	$16.50 to $17.00

Projected for the Year Ended December 31, 2026
MA Revenue	Increase in the mid-single-digit percent range
Inorganic revenue from acquisitions and divestitures (7)	Approximately 4%
FX impact	Approximately (0.5)%
MA Organic Constant Currency Revenue	Increase in the high-single-digit percent range

The following reconciles the drivers of projected MCO Operating Expense growth:

Current Guidance
FY 2026 Operating Expenses	Increase in the mid-single-digit percent range
Operating Growth	2.5 to 3.5%
Incentive and Stock-Based Compensation	Approximately 1%
Depreciation and Amortization	Approximately 1%
Reserve for international non-income tax obligation and duplicate rent	Approximately 1%
Restructuring Charges	Approximately 0.5%
Acquired and Divested Companies	Approximately (1.5)%

(5) Reflects duplicate rent expense related to the transition to Moody’s new global headquarters. Relocations of Moody’s global headquarters have been infrequent, and accordingly, this duplicative rent does not reflect the Company’s ongoing operating cost structure.
(6) Approximately $100 million in incremental capital expenditures is associated with office relocations in New York and London.
(7) Primarily relates to the impact from the divestitures of MA’s Learning and Regulatory Solutions businesses.

ASSUMPTIONS
Moody’s updated outlook for full year 2026, as of July 22, 2026, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. These assumptions include, but are not limited to, the effects of current economic conditions, including tariff and trade policies, the effects of interest rates, inflation, foreign currency exchange rates, capital markets’ liquidity, and activity in different sectors of the debt markets. Except to the extent specifically stated otherwise, this outlook does not take into account any acquisitions or dispositions that have not closed prior to the date of this release. This outlook also reflects uncertainties about global GDP growth and could be affected by the impact of changes in international economic conditions, geopolitical events, and international trade and economic policies. Actual full year 2026 results could differ materially from Moody’s current outlook.
This outlook incorporates various specific macroeconomic assumptions, including:

Full Year 2026 Moody's Corporation Guidance as of July 22, 2026
Forecasted Item	Last Publicly Disclosed Assumption	Current Assumption
U.S. GDP (1) growth	1.5% - 2.5% (2)	NC
Euro area GDP (1) growth	1.0% - 2.0% (2)	0.5% - 1.5%
Global GDP (1) growth	2.0% - 3.0% (2)	NC
Global policy rates	U.S. rate cut expectations pushed out to end of year or beyond; chance of a hike if conflict extends and spurs inflation	Central banks will maintain a tightening bias, with one U.S. Fed rate increase and a further ECB hike likely in 2026
U.S. high yield spreads	To widen to around 460 bps over the next 12 months, close to historical average of around 500 bps	To widen to around 330 bps in the coming 2 quarters, below the historical average of around 500 bps
U.S. inflation rate	2.0% to 3.0% (3)	2.5% - 3.5%
Euro area inflation rate	Above 2.0% (3)	2.0% - 3.0%
U.S. unemployment rate	4.0% to 5.0% during 2026	NC
Global speculative grade default rate	To finish at around 3% by year-end	NC
Global MIS rated issuance	Increase in the low-single-digit percent range	Increase in the mid-single-digit percent range
GBP/USD exchange rate	$1.32 for the remainder of the year	$1.33 for the remainder of the year
EUR/USD exchange rate	$1.15 for the remainder of the year	$1.14 for the remainder of the year
NC - There is no difference between the Company’s current guidance and the last publicly disclosed guidance for this item.
Note: All current assumptions are as of July 22, 2026.
(1) GDP growth represents real GDP.
(2) Downside risk from the conflict in the Middle East to undermine the ongoing economic expansion.
(3) Upside risk from sustained high energy prices.

ABOUT MOODY’S CORPORATION
In a world shaped by increasingly interconnected risks, Moody’s (NYSE:MCO) data, insights, and innovative technologies help customers develop a holistic view of their world and unlock opportunities. With a rich history of experience in global markets and a diverse workforce of approximately 16,000 across more than 40 countries, Moody’s gives customers the comprehensive perspective needed to act with confidence and thrive. Learn more at moodys.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements contained in this document are forward-looking statements and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. Such statements involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. The forward-looking statements and other information in this document are made as of the date hereof, and Moody’s undertakes no obligation (nor does it intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise, except as required by applicable law or regulation. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Moody’s is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to: the uncertain effects of U.S. and foreign government actions affecting international trade and economic policy, including changes and volatility in tariffs and trade policies and retaliatory actions, on credit markets, customers and customer retention, and demand for our products and services; the impact of general economic conditions (including significant government debt and deficit levels, and inflation or recessions and related monetary policy actions by governments in response thereto) on worldwide credit markets and on economic activity, including on the level of merger and acquisition activity, and their effects on the volume of debt and other securities issued in domestic and/or global capital markets; the uncertain effects of U.S. and foreign government initiatives and monetary policy to respond to the current economic climate, including instability of financial institutions, credit quality concerns, and other potential impacts of volatility in financial and credit markets; the impact of geopolitical events and actions, such as the Russia-Ukraine military conflict, military conflicts in the Middle East, and tensions between India and Pakistan, and of tensions and disputes in political and global relations, on volatility in world financial markets, on general economic conditions and GDP in the U.S. and worldwide and on Moody’s own operations and personnel; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, increased utilization of technologies that have the potential to intensify competition and accelerate disruption and disintermediation in the financial services industry, as well as the number of issuances of securities without ratings or securities which are rated or evaluated by non-traditional parties; the level of merger and acquisition activity in the U.S. and abroad; the impact of MIS’s withdrawal of its credit ratings on countries or entities within countries and of Moody’s no longer conducting commercial operations in countries where political instability warrants such actions; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction or development of competing and/or emerging technologies and products; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as an NRSRO, the potential for new U.S., state and local legislation and regulations; the potential for increased competition and regulation in the jurisdictions in which we operate, including the EU; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which Moody’s may be subject from time to time; provisions in U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards applicable to CRAs in a manner adverse to CRAs; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; uncertainty regarding the future relationship between the U.S. and China; the possible loss of key employees and the impact of the global labor environment; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the timing and effectiveness of our restructuring programs; currency and foreign exchange volatility; the outcome of any review by tax authorities of Moody’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if Moody’s fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which Moody’s operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions, or other business combinations and the ability of Moody’s to successfully integrate acquired businesses; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions, corporate or government entities. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of Moody’s annual report on Form 10-K for the year ended December 31, 2025, and in other filings made by the Company from time to time with the SEC or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause the Company’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on the Company’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for the Company to predict new factors, nor can the Company assess the potential effect of any new factors on it. Forward-looking and other statements in this document may also address our corporate responsibility progress, plans, and goals (including sustainability and environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the Securities and Exchange Commission. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Table 1 - Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Amounts in millions, except per share amounts	2026	2025	2026	2025

Revenue	$2,185	$1,898	$4,264	$3,822

Expenses:
Operating	518	489	1,049	980
Selling, general and administrative	463	443	940	882
Depreciation and amortization	126	120	248	233
Restructuring	32	27	59	60
Charges related to asset abandonment	—	1	—	3
Total expenses	1,139	1,080	2,296	2,158

Operating income	1,046	818	1,968	1,664
Non-operating income (expense), net
Interest expense, net	(58)	(61)	(124)	(122)
Other non-operating income, net	2	15	16	34
Gain on business divestitures	181	—	181	—
Total non-operating income (expense), net	125	(46)	73	(88)
Income before provision for income taxes	1,171	772	2,041	1,576
Provision for income taxes(1)	292	193	501	372
Net income	879	579	1,540	1,204
Less: Net income attributable to noncontrolling interests	1	1	1	1
Net income attributable to Moody's	$878	$578	$1,539	$1,203

Earnings per share attributable to Moody's common shareholders
Basic	$5.04	$3.22	$8.77	$6.69
Diluted	$5.03	$3.21	$8.75	$6.66

Weighted average number of shares outstanding
Basic	174.1	179.7	175.5	179.9
Diluted	174.5	180.2	175.9	180.5

(1) The Effective Tax Rate (ETR) was 24.9%, in line with 25.0% in the prior-year period.

Table 2 - Condensed Consolidated Balance Sheet Data (Unaudited)

Amounts in millions	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,467	$2,384
Short-term investments	29	64
Accounts receivable, net of allowance for credit losses of $29 in 2026 and $29 in 2025	1,919	2,024
Other current assets	567	714
Total current assets	3,982	5,186
Property and equipment, net of accumulated depreciation of $1,579 in 2026 and $1,572 in 2025	754	722
Operating lease right-of-use assets	504	282
Goodwill	6,318	6,368
Intangible assets, net	1,749	1,866
Deferred tax assets, net	277	305
Other assets	1,091	1,101
Total assets	$14,675	$15,830
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,086	$1,304
Current portion of operating lease liabilities	93	95
Current portion of long-term debt	571	—
Deferred revenue	1,595	1,582
Total current liabilities	3,345	2,981
Non-current portion of deferred revenue	53	56
Long-term debt	6,375	6,994
Deferred tax liabilities, net	292	315
Uncertain tax positions	170	158
Operating lease liabilities	483	262
Other liabilities	791	859
Total liabilities	11,509	11,625

Total Moody's shareholders' equity	3,025	4,054
Noncontrolling interests	141	151
Total shareholders' equity	3,166	4,205
Total liabilities, noncontrolling interests and shareholders' equity	$14,675	$15,830

Table 3 - Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
Amounts in millions	2026	2025
Cash flows from operating activities
Net income	$1,540	$1,204
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	248	233
Stock-based compensation	117	117
Deferred income taxes	(28)	17
Non-cash restructuring and abandonment-related charges	2	7
Provision for credit losses on accounts receivable	7	6
Gain on business divestitures	(181)	—
Net changes in other operating assets and liabilities	13	(284)
Net cash provided by operating activities	1,718	1,300

Cash flows from investing activities
Capital additions	(186)	(160)
Purchases of investments	(74)	(118)
Sales and maturities of investments	106	579
Purchases of investments in non-consolidated affiliates	(2)	(12)
Receipts from settlements of net investment hedges	—	32
Cash paid for acquisitions, net of cash acquired	(23)	(223)
Cash received upon business divestitures, net of cash transferred to purchaser	200	—
Net cash provided by investing activities	21	98

Cash flows from financing activities
Repayment of notes	—	(700)
Proceeds from stock-based compensation plans	24	32
Repurchase of shares related to stock-based compensation and excise tax payments on share repurchases	(120)	(88)
Treasury shares	(2,165)	(657)
Dividends	(365)	(366)
Dividends to noncontrolling interests	(3)	(1)
Net cash used in financing activities	(2,629)	(1,780)
Effect of exchange rate changes on cash and cash equivalents	(27)	148
Decrease in cash and cash equivalents	(917)	(234)
Cash and cash equivalents, beginning of period	2,384	2,408
Cash and cash equivalents, end of period	$1,467	$2,174

Table 4 - Non-Operating (Expense) Income, Net (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Amounts in millions	2026	2025	2026	2025
Interest:
Income	$9	$13	$21	$37
Expense on borrowings(1)	(55)	(62)	(110)	(134)
Expense on UTPs and other tax related liabilities(2)	(5)	(5)	(21)	(11)
Net periodic pension costs - interest component	(7)	(7)	(14)	(14)
Interest expense, net	$(58)	$(61)	$(124)	$(122)
Other non-operating income, net:
FX (losses) gains	$(9)	$2	$(15)	$(3)
Net periodic pension income - non-service and non-interest cost components	10	9	19	18
Income from investments in non-consolidated affiliates	—	3	14	14
Gain on investments	4	2	7	5
Other	(3)	(1)	(9)	—
Other non-operating income, net	$2	$15	$16	$34
Gain on business divestitures	181	—	181	—
Total non-operating (expense) income, net	$125	$(46)	$73	$(88)

(1) Expense on borrowings includes interest on long-term debt and realized gains/losses related to interest rate swaps and cross currency swaps.
(2) Interest expense on UTPs and other tax related liabilities in 2026 includes interest accrued relating to a reserve pursuant to an international non-income tax obligation.

Table 5 - Financial Information by Segment (Unaudited)
The table below shows revenue and Adjusted Operating Income by reportable segment. Adjusted Operating Income is a financial metric utilized by the Company’s chief operating decision maker to assess the profitability of each reportable segment.

	Three Months Ended June 30,
	2026				2025
Amounts in millions	MA	MIS	Eliminations	Consolidated	MA	MIS	Eliminations	Consolidated
Total external revenue	$925	$1,260	$—	$2,185	$888	$1,010	$—	$1,898
Intersegment revenue	3	52	(55)	—	3	50	(53)	—
Total revenue	928	1,312	(55)	2,185	891	1,060	(53)	1,898
Compensation expense	357	306	—	663	355	280	—	635
Non-compensation expense	207	107	—	314	200	97	—	297
Intersegment expense	52	3	(55)	—	50	3	(53)	—
Total	616	416	(55)	977	605	380	(53)	932
Adjusted Operating Income	$312	$896	$—	$1,208	$286	$680	$—	$966
Adjusted Operating Margin	33.6%	68.3%		55.3%	32.1%	64.2%		50.9%
Depreciation and amortization	102	24	—	126	97	23	—	120
Restructuring	27	5	—	32	18	9	—	27
Reserve for international non-income tax obligation	2	—	—	2	—	—	—	—
Duplicate rent	1	1	—	2	—	—	—	—
Charges related to asset abandonment	—	—	—	—	1	—	—	1
Operating income				$1,046				$818
Operating margin				47.9%				43.1%
Non-operating (expense) income, net				125				(46)
Income before provision for income taxes				$1,171				$772

	Six Months Ended June 30,
	2026				2025
Amounts in millions	MA	MIS	Eliminations	Consolidated	MA	MIS	Eliminations	Consolidated
Total external revenue	$1,851	$2,413	$—	$4,264	$1,747	$2,075	$—	$3,822
Intersegment revenue	6	103	(109)	—	6	99	(105)	—
Total revenue	1,857	2,516	(109)	4,264	1,753	2,174	(105)	3,822
Compensation expense	731	613	—	1,344	717	560	—	1,277
Non-compensation expense	409	198	—	607	392	193	—	585
Intersegment expense	103	6	(109)	—	99	6	(105)	—
Total	1,243	817	(109)	1,951	1,208	759	(105)	1,862
Adjusted Operating Income	$614	$1,699	$—	$2,313	$545	$1,415	$—	$1,960
Adjusted Operating Margin	33.1%	67.5%		54.2%	31.1%	65.1%		51.3%
Depreciation and amortization	202	46	—	248	191	42	—	233
Restructuring	47	12	—	59	44	16	—	60
Reserve for international non-income tax obligation	36	—	—	36	—	—	—	—
Duplicate rent	1	1	—	2	—	—	—	—
Charges related to asset abandonment (1)	—	—	—	—	3	—	—	3
Operating income				$1,968				$1,664
Operating margin				46.2%				43.5%
Non-operating (expense) income, net				73				(88)
Income before provision for income taxes				$2,041				$1,576

Table 6 - Transaction and Recurring Revenue (Unaudited)
The following tables summarize the split between transaction revenue and recurring revenue. In the MA segment, recurring revenue represents subscription-based revenue and software maintenance revenue. Transaction revenue in MA represents revenue from one-time sales, including those from perpetual software license fees, software implementation services, risk management advisory projects, and training and certification services. In the MIS segment, excluding MIS Other, transaction revenue represents the initial rating of a new debt issuance, as well as other one-time fees, while recurring revenue represents recurring monitoring fees of a rated debt obligation and/or entities that issue such obligations, as well as revenue from programs such as commercial paper, medium-term notes and shelf registrations. In MIS Other, transaction revenue represents revenue from professional services, while recurring revenue represents financial instrument pricing services.

	Three Months Ended June 30,
	2026			2025
Amounts in millions	Transaction	Recurring	Total	Transaction	Recurring	Total

Decision Solutions
Banking	$3	$116	$119	$25	$113	$138
	3%	97%	100%	18%	82%	100%
Insurance	$3	$180	$183	$6	$162	$168
	2%	98%	100%	4%	96%	100%
KYC	$1	$120	$121	$—	$107	$107
	1%	99%	100%	—%	100%	100%
Total Decision Solutions	$7	$416	$423	$31	$382	$413
	2%	98%	100%	8%	92%	100%
Research & Insights	$2	$254	$256	$3	$246	$249
	1%	99%	100%	1%	99%	100%
Data & Information	$1	$245	$246	$2	$224	$226
	—%	100%	100%	1%	99%	100%
Total MA	$10	$915	$925	$36	$852	$888
	1%	99%	100%	4%	96%	100%

Corporate Finance	$494	$157	$651	$365	$147	$512
	76%	24%	100%	71%	29%	100%
Structured Finance	$88	$63	$151	$74	$61	$135
	58%	42%	100%	55%	45%	100%
Financial Institutions	$135	$87	$222	$108	$83	$191
	61%	39%	100%	57%	43%	100%
Public, Project and Infrastructure Finance	$172	$52	$224	$113	$49	$162
	77%	23%	100%	70%	30%	100%
MIS Other	$2	$10	$12	$3	$7	$10
	17%	83%	100%	30%	70%	100%
Total MIS	$891	$369	$1,260	$663	$347	$1,010
	71%	29%	100%	66%	34%	100%

Total Moody's Corporation	$901	$1,284	$2,185	$699	$1,199	$1,898
	41%	59%	100%	37%	63%	100%

Table 6 - Transaction and Recurring Revenue (Unaudited) Continued

	Six Months Ended June 30,
	2026			2025
Amounts in millions	Transaction	Recurring	Total	Transaction	Recurring	Total

Decision Solutions
Banking	$9	$243	$252	$51	$228	$279
	4%	96%	100%	18%	82%	100%
Insurance	$7	$357	$364	$12	$319	$331
	2%	98%	100%	4%	96%	100%
KYC	$1	$238	$239	$—	$208	$208
	—%	100%	100%	—%	100%	100%
Total Decision Solutions	$17	$838	$855	$63	$755	$818
	2%	98%	100%	8%	92%	100%
Research & Insights	$5	$506	$511	$6	$479	$485
	1%	99%	100%	1%	99%	100%
Data & Information	$5	$480	$485	$4	$440	$444
	1%	99%	100%	1%	99%	100%
Total MA	$27	$1,824	$1,851	$73	$1,674	$1,747
	1%	99%	100%	4%	96%	100%

Corporate Finance	$978	$306	$1,284	$792	$284	$1,076
	76%	24%	100%	74%	26%	100%
Structured Finance	$162	$126	$288	$152	$121	$273
	56%	44%	100%	56%	44%	100%
Financial Institutions	$240	$176	$416	$217	$165	$382
	58%	42%	100%	57%	43%	100%
Public, Project and Infrastructure Finance	$296	$104	$400	$229	$96	$325
	74%	26%	100%	70%	30%	100%
MIS Other	$5	$20	$25	$5	$14	$19
	20%	80%	100%	26%	74%	100%
Total MIS	$1,681	$732	$2,413	$1,395	$680	$2,075
	70%	30%	100%	67%	33%	100%

Total Moody's Corporation	$1,708	$2,556	$4,264	$1,468	$2,354	$3,822
	40%	60%	100%	38%	62%	100%

Table 7 - Adjusted Operating Income and Adjusted Operating Margin (Unaudited)
The Company presents Adjusted Operating Income and Adjusted Operating Margin because management deems these metrics to be useful measures to provide additional perspective on Moody's operating performance. Adjusted Operating Income excludes the impact of: i) depreciation and amortization; ii) restructuring charges/adjustments, iii) charges related to asset abandonment, iv) a reserve for an international non-income tax obligation, and v) duplicate rent expense incurred during the build-out and transition to the Company's new New York City headquarters. Depreciation and amortization are excluded because companies utilize productive assets of different estimated useful lives and use different methods of acquiring and depreciating productive assets. Restructuring charges/adjustments and charges related to asset abandonment, which the Company believes are not reflective of its ongoing operating cost structure, are excluded as the frequency and magnitude of these charges may vary widely across periods and companies. The reserve for an international non-income tax obligation is excluded because the Company believes it is not indicative of its ongoing operating cost structure. Duplicate rent expense incurred during the build-out and transition to the Company's new New York City headquarters is excluded because it relates to an infrequent corporate headquarters relocation and is not indicative of the Company's ongoing operating cost structure.

Management believes that the exclusion of the aforementioned items, as detailed in the reconciliation below, allows for an additional perspective on the Company’s operating results from period to period and across companies. The Company defines Adjusted Operating Margin as Adjusted Operating Income divided by revenue.

Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended June 30,		Six Months Ended June 30,
Amounts in millions	2026	2025	2026	2025
Operating income	$1,046	$818	$1,968	$1,664
Depreciation and amortization	126	120	248	233
Restructuring	32	27	59	60
Reserve for international non-income tax obligation	2	—	36	—
Duplicate rent	2	—	2	—
Charges related to asset abandonment	—	1	—	3
Adjusted Operating Income	$1,208	$966	$2,313	$1,960
Operating margin	47.9%	43.1%	46.2%	43.5%
Adjusted Operating Margin	55.3%	50.9%	54.2%	51.3%

Table 8 - Free Cash Flow (Unaudited)
The Company defines Free Cash Flow as net cash provided by operating activities minus cash paid for capital additions. Management believes that Free Cash Flow is a useful metric in assessing the Company’s cash flows to service debt, pay dividends and to fund acquisitions and share repurchases. Management deems capital expenditures essential to the Company’s product and service innovations and maintenance of Moody’s operational capabilities. Accordingly, capital expenditures are deemed to be a recurring use of Moody’s cash flow.
Below is a reconciliation of the Company’s net cash flows from operating activities to Free Cash Flow:

	Six Months Ended June 30,
Amounts in millions	2026	2025
Net cash provided by operating activities	$1,718	$1,300
Capital additions	(186)	(160)
Free Cash Flow	$1,532	$1,140
Net cash provided by investing activities	$21	$98
Net cash used in financing activities	$(2,629)	$(1,780)

The increase in both operating cash flow and Free Cash Flow[2] was primarily driven by higher operating income in both segments.

Table 9 - Organic Constant Currency Revenue Growth (Unaudited)
The Company presents organic constant currency revenue growth as its non-GAAP measure of revenue growth. Management deems this measure to be useful in providing additional perspective in assessing the Company's revenue growth excluding both the inorganic revenue impacts from certain acquisition and divestiture activity completed within the last 12 months and the impacts of changes in foreign exchange rates. The Company calculates the dollar impact of foreign exchange as the difference between the translation of its current period non-USD functional currency results using comparative prior period weighted average foreign exchange translation rates and current year reported results.
Below is a reconciliation of the Company's reported revenue and growth (decline) rates to its organic constant currency revenue growth (decline) measures:

	Three Months Ended June 30,				Six Months Ended June 30,
Amounts in millions	2026	2025	Change	Growth	2026	2025	Change	Growth
MCO revenue	$2,185	$1,898	$287	15%	$4,264	$3,822	$442	12%
FX impact	(10)	—	(10)		(56)	—	(56)
Inorganic revenue from acquisitions	(6)	—	(6)		(11)	—	(11)
Divestitures	—	(36)	36		—	(50)	50
Organic constant currency MCO revenue	$2,169	$1,862	$307	16%	$4,197	$3,772	$425	11%

MA revenue	$925	$888	$37	4%	$1,851	$1,747	$104	6%
FX impact	(5)	—	(5)		(30)	—	(30)
Inorganic revenue from acquisitions	—	—	—		(2)		(2)
Divestitures	—	(36)	36		—	(50)	50
Organic constant currency MA revenue	$920	$852	$68	8%	$1,819	$1,697	$122	7%

Decision Solutions revenue	$423	$413	$10	2%	$855	$818	$37	5%
FX impact	(2)	—	(2)		(12)	—	(12)
Inorganic revenue from acquisitions	—	—	—		(2)		(2)
Divestitures	—	(36)	36		—	(50)	50
Organic constant currency Decision Solutions revenue	$421	$377	$44	12%	$841	$768	$73	10%

Banking revenue	$119	$138	$(19)	(14)%	$252	$279	$(27)	(10)%
FX impact	—	—	—		(2)	—	(2)
Divestitures	—	(36)	36		—	(50)	50
Organic constant currency Banking revenue	$119	$102	$17	17%	$250	$229	$21	9%

Insurance revenue	$183	$168	$15	9%	$364	$331	$33	10%
FX impact	—	—	—		(2)	—	(2)
Inorganic revenue from acquisitions	—	—	—		(2)	—	(2)
Organic constant currency Insurance revenue	$183	$168	$15	9%	$360	$331	$29	9%

KYC revenue	$121	$107	$14	13%	$239	$208	$31	15%
FX impact	(2)	—	(2)		(8)	—	(8)
Constant currency KYC revenue	$119	$107	$12	11%	$231	$208	$23	11%

Research and Insights revenue	$256	$249	$7	3%	$511	$485	$26	5%
FX impact	(1)	—	(1)		(5)	—	(5)
Constant currency Research and Insights revenue	$255	$249	$6	2%	$506	$485	$21	4%

Data and Information revenue	$246	$226	$20	9%	$485	$444	$41	9%
FX impact	(2)	—	(2)		(13)	—	(13)
Constant currency Data and Information revenue	$244	$226	$18	8%	$472	$444	$28	6%

	Three Months Ended June 30,				Six Months Ended June 30,
Amounts in millions	2026	2025	Change	Growth	2026	2025	Change	Growth
MA recurring revenue	$915	$852	$63	7%	$1,824	$1,674	$150	9%
FX impact	(5)	—	(5)		(30)	—	(30)
Inorganic recurring revenue from acquisitions	—	—	—		(2)	—	(2)
Divestitures	—	(18)	18		—	(18)	18
Organic constant currency MA recurring revenue	$910	$834	$76	9%	$1,792	$1,656	$136	8%

Decision solutions recurring revenue	$416	$382	$34	9%	$838	$755	$83	11%
FX impact	(2)	—	(2)		(12)	—	(12)
Inorganic recurring revenue from acquisitions	—	—	—		(2)	—	(2)
Divestitures	—	(18)	18		—	(18)	18
Organic constant currency Decision Solutions recurring revenue	$414	$364	$50	14%	$824	$737	$87	12%

Banking recurring revenue	$116	$113	$3	3%	$243	$228	$15	7%
FX impact	—	—	—		(2)	—	(2)
Divestitures	—	(18)	18		—	(18)	18
Organic constant currency Banking recurring revenue	$116	$95	$21	22%	$241	$210	$31	15%

Insurance recurring revenue	$180	$162	$18	11%	$357	$319	$38	12%
FX impact	—	—	—		(2)	—	(2)
Inorganic recurring revenue from acquisitions	—	—	—		(2)	—	(2)
Organic constant currency Insurance recurring revenue	$180	$162	$18	11%	$353	$319	$34	11%

KYC recurring revenue	$120	$107	$13	12%	$238	$208	$30	14%
FX impact	(2)	—	(2)		(8)	—	(8)
Constant currency KYC recurring revenue	$118	$107	$11	10%	$230	$208	$22	11%

Research & Insights recurring revenue	$254	$246	$8	3%	$506	$479	$27	6%
FX impact	(1)	—	(1)		(5)	—	(5)
Constant currency Research & Insights recurring revenue	$253	$246	$7	3%	$501	$479	$22	5%

Data & Information recurring revenue	$245	$224	$21	9%	$480	$440	$40	9%
FX impact	(2)	—	(2)		(13)	—	(13)
Constant currency Data & Information recurring revenue	$243	$224	$19	8%	$467	$440	$27	6%

MIS revenue	$1,260	$1,010	$250	25%	$2,413	$2,075	$338	16%
FX impact	(5)	—	(5)		(26)	—	(26)
Inorganic revenue from acquisitions	(6)	—	(6)		(9)	—	(9)
Organic constant currency MIS revenue	$1,249	$1,010	$239	24%	$2,378	$2,075	$303	15%

Corporate Finance revenue	$651	$512	$139	27%	$1,284	$1,076	$208	19%
FX impact	(3)	—	(3)		(13)	—	(13)
Inorganic revenue from acquisitions	(1)	—	(1)		(1)	—	(1)
Organic constant currency Corporate Finance revenue	$647	$512	$135	26%	$1,270	$1,076	$194	18%

Structured Finance revenue	$151	$135	$16	12%	$288	$273	$15	5%
FX impact	(1)	—	(1)		(4)		(4)
Inorganic revenue from acquisitions	(1)	—	(1)		(1)	—	(1)
Organic constant currency Structured Finance revenue	$149	$135	$14	10%	$283	$273	$10	4%

	Three Months Ended June 30,				Six Months Ended June 30,
Amounts in millions	2026	2025	Change	Growth	2026	2025	Change	Growth
Financial Institutions revenue	$222	$191	$31	16%	$416	$382	$34	9%
FX impact	—	—	—		(5)	—	(5)
Inorganic revenue from acquisitions	(1)	—	(1)		(1)	—	(1)
Organic constant currency Financial Institutions revenue	$221	$191	$30	16%	$410	$382	$28	7%

PPIF revenue	$224	$162	$62	38%	$400	$325	$75	23%
FX impact	(2)	—	(2)		(5)	—	(5)
Constant currency PPIF revenue	$222	$162	$60	37%	$395	$325	$70	22%

Table 10 - Key Performance Metrics - Annualized Recurring Revenue (Unaudited)
The Company presents ARR on an organic constant currency basis for its MA business as a supplemental performance metric to provide additional insight on the estimated value of MA's recurring revenue contracts at a given point in time. The Company uses ARR to manage and monitor performance of its MA operating segment and believes that this metric is a key indicator of the trajectory of MA's recurring revenue base.
The Company calculates ARR by taking the total recurring contract value for each active renewable contract as of the reporting date, divided by the number of days in the contract and multiplied by 365 days to create an annualized value. The Company defines renewable contracts as subscriptions, term licenses, maintenance and renewable services. ARR excludes transaction sales including one-time training, services and perpetual licenses. In order to compare period-over-period ARR excluding the effects of foreign currency translation, the Company bases the calculation on currency rates utilized in its current year operating budget and holds these FX rates constant for the duration of all current and prior periods being reported. Additionally, to provide better perspective in assessing growth, the Company excludes from ARR contracts associated with acquisitions and divestitures completed within the last 12 months.
The Company’s definition of ARR may differ from definitions utilized by other companies reporting similarly named measures, and this metric should be viewed in addition to, and not as a substitute for, financial measures presented in accordance with GAAP.

Amounts in millions	June 30, 2026	June 30, 2025	Change	Growth
MA ARR
Banking	$420	$383	$37	10%
Insurance	723	666	57	9%
KYC	478	422	56	13%
Total Decision Solutions	$1,621	$1,471	$150	10%
Research and Insights	1,037	975	62	6%
Data and Information	1,003	926	77	8%
Total MA ARR	$3,661	$3,372	$289	9%

Table 11 - Adjusted Net Income and Adjusted Diluted EPS Attributable to Moody's Common Shareholders (Unaudited)
The Company presents Adjusted Net Income and Adjusted Diluted EPS because management deems these metrics to be useful measures to provide additional perspective on Moody’s operating performance. Adjusted Net Income and Adjusted Diluted EPS exclude the impact of: i) amortization of acquired intangible assets; ii) restructuring charges/adjustments; iii) a reserve for an international non-income tax obligation and related interest and penalties; iv) charges related to asset abandonment; v) duplicate rent expense incurred during the build-out and transition to the Company's new New York City headquarters; and vi) gain on business divestitures. The Company excludes the impact of amortization of acquired intangible assets as companies utilize intangible assets with different estimated useful lives and have different methods of acquiring and amortizing intangible assets. These intangible assets were recorded as part of acquisition accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized. Furthermore, the timing and magnitude of business combination transactions are not predictable and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition and can vary significantly from period to period and across companies. Restructuring charges/adjustments and charges related to asset abandonment, which the Company believes are not reflective of its ongoing operating cost structure, are excluded as the frequency and magnitude of these items may vary widely across periods and companies. The reserve for an international non-income tax obligation and related interest and penalties are excluded because the Company believes they are not indicative of its ongoing operating cost structure. Duplicate rent expense incurred during the build-out and transition to the Company's new New York City headquarters is excluded because it relates to an infrequent corporate headquarters relocation and is not indicative of the Company's ongoing operating cost structure. Gain on business divestitures are excluded due to their infrequent nature and because they do not reflect the Company's ongoing operations. The Company excludes the aforementioned items to provide additional perspective when comparing net income and diluted EPS from period to period and across companies as the frequency and magnitude of similar transactions may vary widely across periods.

Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended June 30,				Six Months Ended June 30,
Amounts in millions	2026		2025		2026		2025
Net Income attributable to Moody's common shareholders		$878		$578		$1,539		$1,203
Pre-tax acquisition-related intangible amortization	$53		$55		$106		$108
Tax on acquisition-related intangible amortization	(13)		(13)		(26)		(26)
Net acquisition-related intangible amortization		40		42		80		82
Pre-tax restructuring	$32		$27		$59		$60
Tax on restructuring	(9)		(7)		(15)		(15)
Net restructuring		23		20		44		45
Pre-tax reserve for international non-income tax obligation and related interest and penalties	$(1)		$—		$52		$—
Tax on reserve for international non-income tax obligation and related interest and penalties	—		—		(8)		—
Net reserve for international non-income tax obligation and related interest and penalties		(1)		—		44		—
Pre-tax charges related to asset abandonment	$—		$1		$—		$3
Tax on charges related to asset abandonment	—		(1)		—		(1)
Net charges related to asset abandonment		—		—		—		2
Pre-tax duplicate rent	$2		—		$2		—
Tax on duplicate rent	—		—		—		—
Net charges related to duplicate rent		2		—		2		—
Pre-tax gain on divestiture of MA Regulatory Solutions	$(179)		—		$(179)		—
Pre-tax gain on divestiture of MA Learning Solutions	$(2)		$—		$(2)		$—
Tax on gain on business divestitures	55		—		55		—
Net gain on business divestitures		(126)		—		(126)		—
Adjusted Net Income		$816		$640		$1,583		$1,332

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Diluted earnings per share attributable to Moody's common shareholders		$5.03		$3.21		$8.75		$6.66
Pre-tax acquisition-related intangible amortization	$0.30		$0.31		$0.60		$0.60
Tax on acquisition-related intangible amortization	(0.06)		(0.07)		(0.14)		(0.14)
Net acquisition-related intangible amortization		0.24		0.24		0.46		0.46
Pre-tax restructuring	$0.18		$0.15		$0.34		$0.33
Tax on restructuring	(0.05)		(0.04)		(0.09)		(0.08)
Net restructuring		0.13		0.11		0.25		0.25
Pre-tax reserve for international non-income tax obligation and related interest and penalties	$(0.01)		$—		$0.30		$—
Tax on reserve for international non-income tax obligation and related interest and penalties	—		—		(0.05)		—
Net reserve for international non-income tax obligation and related interest and penalties		(0.01)		—		0.25		—
Pre-tax charges related to asset abandonment	$—		$0.01		$—		$0.02
Tax on charges related to asset abandonment	—		(0.01)		—		(0.01)
Net charges related to asset abandonment		—		—		—		0.01
Pre-tax charges related to duplicate rent	$0.01		$—		$0.01		$—
Tax on charges related to duplicate rent	—		—		—		—
Net charges related to duplicate rent		0.01		—		0.01		—
Pre-tax gain on divestiture of MA Regulatory Solutions	$(1.03)		$—		$(1.03)		$—
Pre-tax gain on divestiture of MA Learning Solutions	(0.01)		—		(0.01)		—
Tax on gain on business divestitures	0.32		—		0.32		—
Net gain on business divestitures		(0.72)		—		(0.72)		—
Adjusted Diluted EPS		$4.68		$3.56		$9.00		$7.38

Note: The tax impacts in the tables above were calculated using tax rates in effect in the jurisdiction for which the item relates.

TELECONFERENCE DETAILS

Date and Time	July 22, 2026, at 9:00 a.m. Eastern Time (ET).
Webcast	The webcast and its replay can be accessed through Moody’s Investor Relations website, ir.moodys.com, within “Events & Presentations.”
Dial In	U.S. and Canada	‘+1-833-461-5787
	Other callers	‘+1-626-884-3620
	Passcode	1162 44197
Webcast Replay	A replay of the webcast will be available immediately after the call on July 22, 2026.